                                                                                                                                                                                                  Filed pusruant to Rule 433(d) - Registration Statement No. 333-132109
Nomura Home Equity Loan, Inc.
Asset-Backed Certificates, Series 2006-HE2
$704,367,000 Million (+/- 10%)
(Approximate)
Free Writing Prospectus Supplement
April 19, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1-212-667-2316.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus Supplement”), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus. Although Nomura Securities International, Inc. believes the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

STRUCTURAL SUMMARY
Class	Initial Principal Balance ($)(1)	Coupon Type(3)	Coupon Index	WAL (year) (1) (4) (5)	Principal Window(1) (4) (5)	Expected Rating (Moody’s/S&P/DBRS/Fitch)(2)	Legal Final Maturity
A-1	361,210,000	Floating	1M LIBOR	1.00	05/06-02/08	Aaa/AAA/AAA/AAA	Mar-36
A-2	60,838,000	Floating	1M LIBOR	2.00	02/08-06/08	Aaa/AAA/AAA/AAA	Mar-36
A-3	103,062,000	Floating	1M LIBOR	3.00	06/08-04/12	Aaa/AAA/AAA/AAA	Mar-36
A-4	35,042,000	Floating	1M LIBOR	5.99	04/12-04/12	Aaa/AAA/AAA/AAA	Mar-36
M-1	30,107,000	Floating	1M LIBOR	5.14	10/10-04/12	Aa1/AA+/AA(h)/AA+	Mar-36
M-2	27,505,000	Floating	1M LIBOR	4.72	04/10-04/12	Aa2/AA/AA/AA	Mar-36
M-3	17,098,000	Floating	1M LIBOR	4.53	01/10-04/12	Aa3/AA/AA(l)/AA-	Mar-36
M-4	13,381,000	Floating	1M LIBOR	4.43	12/09-04/12	A1/AA-/A(h)/A+	Mar-36
M-5	14,124,000	Floating	1M LIBOR	4.37	10/09-04/12	A2/A+/A/A	Mar-36
M-6	11,894,000	Floating	1M LIBOR	4.31	09/09-04/12	A3/A/A(l)/A-	Mar-36
M-7	11,522,000	Floating	1M LIBOR	4.27	08/09-04/12	Baa1/A-/BBB(h)/BBB+	Mar-36
M-8	10,779,000	Floating	1M LIBOR	4.24	07/09-04/12	Baa2/BBB+/BBB/BBB	Mar-36
M-9	7,805,000	Floating	1M LIBOR	4.22	07/09-04/12	Baa3/BBB/BBB(l)/BBB-	Mar-36
B-1	8,177,000	Floating	1M LIBOR	4.20	06/09-04/12	Ba1/BBB-/BB(h)/BB+	Mar-36
B-2	7,434,000	Floating	1M LIBOR	4.18	06/09-04/12	Ba2/BB+/BB/BB	Mar-36
Total Public	704,367,000

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.
(2)	Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.
(3)	The pass-through rate for the Certificates (each as defined herein) for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that Distribution Date plus the related certificate margin and (ii) Net Funds Cap (actual/360 accrual basis, 0 day delay). If the optional termination is not exercised on the first possible Distribution Date on which it is exercisable, the certificate margin for the Senior Certificates (as defined herein) will increase by 2.0x and the certificate margin for the Mezzanine and Privately Offered Certificates (each as defined herein) will increase by 1.5x.
(4)	Run to 10% Optional Termination.
(5)
Run at 100% PPC which assumes: For ARMs, 10%-30% CPR from month 1 through and including month 12; 30% CPR from month 13 through and including month 23; 55% CPR from month 24 through and including month 28; and 35% CPR from month 29 and thereafter. For fixed rate Mortgage Loans, 5%-25% CPR from month 1 through and including month 12; and 25% CPR thereafter.

TRANSACTION SUMMARY

Issuing Entity:	Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-HE2
Cut-off Date:	April 1, 2006
Closing Date:	On or about April 28, 2006
Investor Settlement Date:	On or about April 28, 2006
Depositor:	Nomura Home Equity Loan, Inc.
Underwriter:	Nomura Securities International, Inc.
Sponsor:
Nomura Credit & Capital, Inc. The Sponsor will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Sponsor and the Depositor.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.
Originators/Sellers:
The principal originators of the Mortgage Loans are: Ownit Mortgage Solutions, Inc., with respect to approximately 38.68% of the Mortgage Loans, and Quick Loan Funding, Inc. with respect to approximately 37.43% of the Mortgage Loans. The remainder of the Mortgage Loans were originated by various originators, none of which originated 10% or more of the Mortgage Loans.

For additional information regarding the Originators/Sellers, please refer to “The Mortgage Pool — The Originators” in the accompanying Free Writing Prospectus.
Servicer:	Ocwen Loan Servicing, LLC
Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, N.A.
Credit Risk Manager:
Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Swap Provider:	Provided by a swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates.
Mortgage Loans
The trust will contain approximately 3,803 conventional, one-to-four family fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties (the “Mortgage Loans”).

For additional information regarding the Mortgage Loans, please refer to the accompanying Free Writing Prospectus beginning on page 30.
Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.
Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.
Record Date:
For each class of Offered Certificates, and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form (otherwise, the last business day of the month preceding the month in which such Distribution Date occurs).

Distribution Date:	The 25th day of each calendar month beginning in May 2006, or if such day is not a business day, then the following business day.
Last Scheduled Distribution Date:
The Distribution Date in March 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:	Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the “Senior Certificates”);
Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the “Mezzanine Certificates”);
Only the Senior Certificates and the Mezzanine Certificates are offered hereby (collectively, the “Offered Certificates”).
Additional Classes:
The Class B-1 Certificates and Class B-2 Certificates (together, the “Privately Offered Certificates”, together with the Mezzanine Certificates, the “Subordinate Certificates”), and the Class P, Class X and Class R Certificates will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates. The Privately Offered Certificates are subordinate to the Offered Certificates.

Prepayment Period:
With respect to any Distribution Date, the 16th of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th of the month in which the Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for the Offered Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on such certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust fund and thereby effect early retirement of the Certificates if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. Subject to certain additional conditions set forth in the pooling and servicing agreement, in the event that the Master Servicer fails to exercise its optional termination right, and if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, Ocwen Loan Servicing, LLC, may, at its option, exercise such optional termination.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates (exclusive of any right to receive payments from the Basis Risk Shortfall reserve account in respect of any Basis Risk Shortfall or the supplemental interest trust, or the obligation to make payments to the supplemental interest trust pursuant to the Interest Rate Swap Agreement), the Class P Certificates and the Class X Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

The Class R Certificates will represent the beneficial ownership of “residual interests” in the related REMIC.
Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.
Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Dominion Bond Rating Service (“DBRS”) and Fitch Ratings (“Fitch”) with the ratings indicated in the table on page 3 of this document.

Credit Enhancement Structure:
Senior/subordination; excess spread and overcollateralization. In addition, payments received in connection with the Interest Rate Swap Agreement (as described herein) may be available to cover realized losses on the Mortgage Loans.

Interest Rate Swap Agreement:
The trustee will enter into an Interest Rate Swap Agreement with the Swap Provider on the Closing Date. Under the Interest Rate Swap Agreement, on the Distribution Date beginning in May 2006 through April 2009 (i) the securities administrator (on behalf of a supplemental interest trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) 5.2775% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the lesser of (a) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates on the Distribution Date immediately preceding such Distribution Date and (b) the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”).

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Free Writing Prospectus that accompanies this Free Writing Prospectus.

CREDIT ENHANCEMENT
All dollar amounts and percentages contained in the following discussion are subject to a permitted variance of +/- 10%.

Overcollateralization

The Mortgage Loans bear interest each month in an amount that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the Certificates and certain related trust expenses. This excess interest will be applied to pay principal on the Certificates entitled to principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Mortgage Loans.

Overcollateralization Amount

For any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses) on such Distribution Date).

Initial Overcollateralization Amount

As of the Closing Date, the Overcollateralization Amount will be approximately 3.15%, of the Aggregate Loan Balance as of the Cut-off Date.

Targeted Overcollateralization Amount

With respect to any Distribution Date prior to the Stepdown Date, the Targeted Overcollateralization Amount will be approximately 3.15% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, that amount will be the greater of (a) approximately 6.30% of the Aggregate Loan Balance for such Distribution Date, or (b) approximately 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date

The later to occur of (x) the Distribution Date in May 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal approximately 49.30%.

Credit Enhancement Percentage
Class	Percent (%)	Approximate Expected Initial Credit Enhancement (%)	Approximate Expected Target Credit Enhancement (%)
Senior	75.35	24.65	49.30
M-1	4.05	20.60	41.20
M-2	3.70	16.90	33.80
M-3	2.30	14.60	29.20
M-4	1.80	12.80	25.60
M-5	1.90	10.90	21.80
M-6	1.60	9.30	18.60
M-7	1.55	7.75	15.50
M-8	1.45	6.30	12.60
M-9	1.05	5.25	10.50
B-1	1.10	4.15	8.30
B-2	1.00	3.15	6.30

Triggers

A Trigger Event will occur for any Distribution Date if either (i) the Delinquency Rate as of the last day of the related Due Period exceeds 32.25% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
May 2009 - April 2010	3.20%
May 2010 - April 2011	4.75%
May 2011 - April 2012	6.00%
May 2012 - April 2013	6.50%
May 2013 and thereafter	6.75%

The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Delinquency Rate

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of all Mortgage Loans as of the close of business on the last day of such month.

Subordination and Allocation of Losses

The Senior Certificates will have a payment priority over the Subordinate Certificates. Each class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates with a lower payment priority. Losses on the Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, losses on the Mortgage Loans will be allocated to the Subordinate Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero.

Realized losses will not be allocated to the Senior Certificates. Investors in the Senior Certificates should note, however, that although realized losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Senior Certificates all principal and interest amounts to which they are then entitled. Realized losses will be allocated to the Subordinate Certificates in the reverse order of their payment priority, until the certificate principal balance of each such class has been reduced to zero.

Interest Rate Swap Agreement

The Senior Certificates and Subordinate Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by a swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates (the “Swap Provider” ) commencing on the Distribution Date in May 2006 and terminating on the Distribution Date in April 2009.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with, the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as securities administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the securities administrator (on behalf of a supplemental interest trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) 5.2775% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the lesser of (a) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates on the Distribution Date immediately preceding such Distribution Date and (b) the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”). The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this free writing prospectus on Annex A.

On each Distribution Date, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net swap payment (“Net Swap Payment”) to the securities administrator on behalf of the Supplemental Interest Trust, and any such Net Swap Payment will be deposited into a reserve fund and will be available for distribution to the Senior Certificates and Subordinate Certificates in respect of any related shortfall amounts, to the extent described in this herein and the accompanying free writing prospectus. See “Description of the Certificates” and “The Interest Rate Swap Agreement and the Swap Provider” in the accompanying free writing prospectus. If, on any Distribution Date, the Net Swap Payment made by the Swap Provider exceeds the related shortfall amounts payable to the Senior Certificates and Subordinate Certificates, such excess will be distributed to the Class X Certificates.

Upon early termination of the Interest Rate Swap Agreement, the securities administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the securities administrator is required to make a swap termination payment to the Swap Provider, the trust will be required to make a payment to the securities administrator in the same amount (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Senior Certificates and Subordinate Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider as described in this free writing prospectus (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), for which payments by the trust to the securities administrator will be subordinated to all distributions to the Senior Certificates and Subordinate Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

•	Any Net Swap Payment deposited to the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(3)
to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)	to the Principal Remittance Amount, up to the amount of realized losses on the Mortgage Loans incurred during the related Due Period;

(5)
to the Senior Certificates and Subordinate Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and basis risk shortfalls.

DISTRIBUTIONS
All dollar amounts and percentages contained in the following discussion are subject to a permitted variance of +/- 10%.

The following terms are given the meanings shown below to help describe the cashflows on the Certificates:

Basis Risk Shortfall — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of: (1) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) one month LIBOR plus the applicable Certificate Margin and (y) the Maximum Interest Rate.

Carryforward Interest — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

Current Interest— With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Senior Certificates and Subordinate Certificates, the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

Maximum Interest Rate— With respect to any Distribution Date and the related Interest Accrual Period and the Senior Certificates and Subordinate Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the adjustable rate Mortgage Loans and the mortgage rates of the fixed rate Mortgage Loans as stated in the mortgage notes minus the weighted average expense rate of the Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Net Funds Cap— With respect to any Distribution Date, a per annum rate equal to the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date, and (2) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date and (II) 12. The Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Interest Remittance Amount

With respect to any Distribution Date an amount generally equal to (A) the sum, without duplication, of (1) scheduled interest payments (other than Payaheads) and advances on the Mortgage Loans, (2) the interest portion of Payaheads with respect to the Mortgage Loans previously received and intended for application in the related Due Period, (3) the interest portion of all prepayments in full (net of interest on such prepayments in full for such Distribution Date) and partial prepayments received on the Mortgage Loans during the related Prepayment Period, (4) all Compensating Interest, (5) the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the Mortgage Loans, and (6) Liquidation Proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Mortgage Loans during the related Due Period, to the extent allocable to interest, minus (B) amounts reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian and the credit risk manager, allocated as provided in the pooling and servicing agreement.

Optimal Interest Remittance Amount

With respect to any Distribution Date and the Senior Certificates and Subordinate Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate.

Distributions of Interest

The pass-through rates for the Senior Certificates and Subordinate Certificates are described on page 2 of this document.

With respect to the Senior Certificates and Subordinate Certificates, One-Month LIBOR shall be determined by the Securities Administrator on the second LIBOR business day preceding the commencement of each Interest Accrual Period except with respect to the first Interest Accrual Period for which the Underwriter will determine one-month LIBOR on or about April 26, 2006.

The amount of interest payable on each Distribution Date in respect of each class of Senior Certificates and Subordinate Certificates will equal the sum of (1) Current Interest for such class on such Distribution Date and (2) any Carryforward Interest for such class and such Distribution Date.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall (described above) exists for any class of Senior Certificates and Subordinate Certificates, such class will be entitled to the amount of such Basis Risk Shortfall as described under “Distribution of Monthly Excess Cashflow” below and from available amounts on deposit in the Basis Risk Shortfall Reserve Fund.

•	On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:

(1)
from the Interest Remittance Amount, any Net Swap Payment or Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

(2)
concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, Current Interest and Carryforward Interest for such Distribution Date on a pro rata basis based on the entitlement of each such class;

(3)	to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(4)	to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(5)	to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(6)	to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(7)	to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(8)	to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(9)	to the Class M-7 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(10)	to the Class M-8 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(11)	to the Class M-9 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(12)	to the Class B-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;

(13)	to the Class B-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date; and

(14)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (13) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

Principal Remittance Amount

With respect to each Distribution Date, the Principal Remittance Amount is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; (iv) the principal portion of Payaheads previously received on the Mortgage Loans and intended for application in the related Due Period; and (v) any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses, less (vi) amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Overcollateralization Release Amount

With respect to any Distribution Date, will be equal to the lesser of (x) the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses) for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Principal Payment Amount

With respect to any Distribution Date will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Senior Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) approximately 50.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-1 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and the Mezzanine Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 91.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-2 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates and the Class B-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 93.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-1 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 58.80% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 66.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 70.80% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 74.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 78.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-6 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 81.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-7 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 84.50% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-8 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 87.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-9 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 89.50% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Distributions of Principal

The Principal Payment Amount will be paid on each Distribution Date as follows:

(1)	On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

B)
from the Principal Payment Amount remaining after payments pursuant to clause (A) above, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

C)	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
D)	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;
E)	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;
F)	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;
G)	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;
H)	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;
I)	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;
J)	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;
K)	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;
L)	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
M)	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero; and
N)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 1(A) through (M) above.

(2)
On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)
to the Supplemental Interest Trust from the Principal Payment Amount, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)
the Senior Principal Payment Amount, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

C)	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
D)	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
E)	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
F)	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
G)	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
H)	to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
I)	to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
J)	to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
K)	to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
L)	to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
M)	to the Class B-2 Certificates, the Class B-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero; and
N)
for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 2(A) through (M) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate Certificate Principal Balance of each class of Subordinate Certificates has been reduced to zero, distributions to the Senior Certificates will be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Excess Interest Amount

With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses), in each case for that Distribution Date.

Distribution of Monthly Excess Cashflow

On each Distribution Date, monthly excess cashflow will be distributed in the following order of priority:

(1)	A)
until the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Senior and Subordinate Certificates, in the following order of priority:

		i.	sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificate, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
		ii.	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
		iii.	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;
		iv.	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;
		v.	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;
		vi.	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;
		vii.	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;
		viii.	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;
		ix.	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;
		x.	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;
		xi.	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero; and
		xii.	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero.

B)
on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause 2 under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

(2)	to the Class M-1 Certificates, any Deferred Amount for such class;
(3)	to the Class M-2 Certificates, any Deferred Amount for such class;
(4)	to the Class M-3 Certificates, any Deferred Amount for such class;
(5)	to the Class M-4 Certificates, any Deferred Amount for such class;
(6)	to the Class M-5 Certificates, any Deferred Amount for such class;
(7)	to the Class M-6 Certificates, any Deferred Amount for such class;
(8)	to the Class M-7 Certificates, any Deferred Amount for such class;
(9)	to the Class M-8 Certificates, any Deferred Amount for such class;
(10)	to the Class M-9 Certificates, any Deferred Amount for such class;
(11)	to the Class B-1 Certificates, any Deferred Amount for such class;
(12)	to the Class B-2 Certificates, any Deferred Amount for such class;
(13)
to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

(14)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;
(15)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;
(16)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;
(17)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;
(18)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;
(19)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-6 Certificates, any Basis Risk Shortfall for such class;
(20)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-7 Certificates, any Basis Risk Shortfall for such class;
(21)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-8 Certificates, any Basis Risk Shortfall for such class;
(22)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-9 Certificates, any Basis Risk Shortfall for such class;
(23)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-1 Certificates, any Basis Risk Shortfall for such class;
(24)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-2 Certificates, any Basis Risk Shortfall for such class;
(25)
to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(26)	to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and
(27)	to the Class R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (27).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (24) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

ANNEX A

The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
May 2006	719,978,000
June 2006	708,388,000
July 2006	695,651,000
August 2006	681,808,000
September 2006	666,904,000
October 2006	650,986,000
November 2006	634,110,000
December 2006	616,374,000
January 2007	598,209,000
February 2007	580,547,000
March 2007	563,388,000
April 2007	546,717,000
May 2007	530,522,000
June 2007	514,787,000
July 2007	499,500,000
August 2007	484,649,000
September 2007	470,220,000
October 2007	456,202,000
November 2007	442,349,000
December 2007	424,614,000
January 2008	400,250,000
February 2008	377,378,000
March 2008	355,874,000
April 2008	335,790,000
May 2008	319,446,000
June 2008	308,370,000
July 2008	297,676,000
August 2008	287,340,000
September 2008	277,344,000
October 2008	267,676,000
November 2008	258,326,000
December 2008	249,283,000
January 2009	240,537,000
February 2009	232,082,000
March 2009	223,903,000
April 2009	215,992,000

Weighted Average Life to Call
		60% PPC	80% PPC	100% PPC	120% PPC	140% PPC
A-1	WAL	1.53	1.19	1.00	0.86	0.74
	Mod Durn	1.45	1.14	0.96	0.83	0.72
	Principal Window	May06 - May09	May06 - Jul08	May06 - Feb08	May06 - Dec07	May06 - Oct07
	Principal # Months	37	27	22	20	18
A-2	WAL	3.78	2.55	2.00	1.75	1.59
	Mod Durn	3.40	2.38	1.89	1.66	1.52
	Principal Window	May09 - Dec10	Jul08 - Feb09	Feb08 - Jun08	Dec07 - Feb08	Oct07 - Dec07
	Principal # Months	20	8	5	3	3
A-3	WAL	7.04	5.05	3.00	2.13	1.84
	Mod Durn	5.80	4.37	2.73	2.00	1.74
	Principal Window	Dec10 - Oct16	Feb09 - Jan14	Jun08 - Apr12	Feb08 - Nov08	Dec07 - May08
	Principal # Months	71	60	47	10	6
A-4	WAL	10.49	7.74	5.99	2.71	2.18
	Mod Durn	7.99	6.30	5.09	2.51	2.04
	Principal Window	Oct16 - Oct16	Jan14 - Jan14	Apr12 - Apr12	Nov08 - Mar09	May08 - Aug08
	Principal # Months	1	1	1	5	4
M-1	WAL	6.85	5.27	5.14	4.09	2.48
	Mod Durn	5.57	4.50	4.44	3.63	2.30
	Principal Window	Jul09 - Oct16	Nov09 - Jan14	Oct10 - Apr12	Mar09 - Feb11	Aug08 - Dec08
	Principal # Months	88	51	19	24	5
M-2	WAL	6.85	5.21	4.72	4.82	2.80
	Mod Durn	5.56	4.44	4.12	4.21	2.58
	Principal Window	Jul09 - Oct16	Sep09 - Jan14	Apr10 - Apr12	Feb11 - Feb11	Dec08 - Apr09
	Principal # Months	88	53	25	1	5
M-3	WAL	6.85	5.17	4.53	4.69	3.69
	Mod Durn	5.56	4.41	3.96	4.10	3.31
	Principal Window	Jul09 - Oct16	Aug09 - Jan14	Jan10 - Apr12	Sep10 - Feb11	Apr09 - Mar10
	Principal # Months	88	54	28	6	12
M-4	WAL	6.85	5.15	4.43	4.38	3.91
	Mod Durn	5.53	4.39	3.88	3.86	3.48
	Principal Window	Jul09 - Oct16	Aug09 - Jan14	Dec09 - Apr12	May10 - Feb11	Mar10 - Mar10
	Principal # Months	88	54	29	10	1
M-5	WAL	6.85	5.14	4.37	4.18	3.91
	Mod Durn	5.52	4.37	3.82	3.69	3.48
	Principal Window	Jul09 - Oct16	Jul09 - Jan14	Oct09 - Apr12	Feb10 - Feb11	Mar10 - Mar10
	Principal # Months	88	55	31	13	1
M-6	WAL	6.85	5.13	4.31	4.04	3.91
	Mod Durn	5.50	4.35	3.76	3.57	3.47
	Principal Window	Jul09 - Oct16	Jul09 - Jan14	Sep09 - Apr12	Dec09 - Feb11	Mar10 - Mar10
	Principal # Months	88	55	32	15	1
M-7	WAL	6.85	5.12	4.27	3.93	3.91
	Mod Durn	5.37	4.25	3.68	3.44	3.42
	Principal Window	Jul09 - Oct16	Jun09 - Jan14	Aug09 - Apr12	Nov09 - Feb11	Feb10 - Mar10
	Principal # Months	88	56	33	16	2
M-8	WAL	6.85	5.11	4.24	3.84	3.78
	Mod Durn	5.32	4.22	3.63	3.35	3.31
	Principal Window	Jul09 - Oct16	Jun09 - Jan14	Jul09 - Apr12	Sep09 - Feb11	Dec09 - Mar10
	Principal # Months	88	56	34	18	4
M-9	WAL	6.85	5.11	4.22	3.79	3.65
	Mod Durn	5.16	4.12	3.54	3.24	3.15
	Principal Window	Jul09 - Oct16	Jun09 - Jan14	Jul09 - Apr12	Aug09 - Feb11	Oct09 - Mar10
	Principal # Months	88	56	34	19	6

Weighted Average Life to Maturity
		60%PPC	80% PPC	100% PPC	120% PPC	140% PPC
A-1	WAL	1.53	1.19	1.00	0.86	0.74
	Mod Durn	1.45	1.14	0.96	0.83	0.72
	Principal Window	May06 - May09	May06 - Jul08	May06 - Feb08	May06 - Dec07	May06 - Oct07
	Principal # Months	37	27	22	20	18
A-2	WAL	3.78	2.55	2.00	1.75	1.59
	Mod Durn	3.40	2.38	1.89	1.66	1.52
	Principal Window	May09 - Dec10	Jul08 - Feb09	Feb08 - Jun08	Dec07 - Feb08	Oct07 - Dec07
	Principal # Months	20	8	5	3	3
A-3	WAL	7.05	5.05	3.00	2.13	1.84
	Mod Durn	5.80	4.37	2.73	2.00	1.74
	Principal Window	Dec10 - Feb17	Feb09 - Apr14	Jun08 - Jun12	Feb08 - Nov08	Dec07 - May08
	Principal # Months	75	63	49	10	6
A-4	WAL	14.74	11.06	8.65	2.71	2.18
	Mod Durn	10.04	8.21	6.81	2.51	2.04
	Principal Window	Feb17 - Dec28	Apr14 - Dec23	Jun12 - May20	Nov08 - Mar09	May08 - Aug08
	Principal # Months	143	117	96	5	4
M-1	WAL	7.61	5.86	5.61	6.32	2.48
	Mod Durn	5.94	4.84	4.75	5.16	2.30
	Principal Window	Jul09 - May26	Nov09 - Aug21	Oct10 - Jun18	Mar09 - Oct17	Aug08 - Dec08
	Principal # Months	203	142	93	104	5
M-2	WAL	7.59	5.78	5.18	5.89	2.80
	Mod Durn	5.92	4.78	4.42	4.99	2.58
	Principal Window	Jul09 - Sep25	Sep09 - Jan21	Apr10 - Dec17	Mar11 - Sep15	Dec08 - Apr09
	Principal # Months	195	137	93	55	5
M-3	WAL	7.57	5.73	4.97	5.05	6.56
	Mod Durn	5.91	4.74	4.26	4.36	5.38
	Principal Window	Jul09 - Nov24	Aug09 - Jun20	Jan10 - May17	Sep10 - Apr15	Apr09 - Oct15
	Principal # Months	185	131	89	56	79
M-4	WAL	7.55	5.70	4.87	4.73	5.80
	Mod Durn	5.88	4.70	4.16	4.10	4.91
	Principal Window	Jul09 - Apr24	Aug09 - Dec19	Dec09 - Jan17	May10 - Dec14	Jul11 - May13
	Principal # Months	178	125	86	56	23
M-5	WAL	7.53	5.67	4.78	4.52	4.98
	Mod Durn	5.86	4.67	4.09	3.93	4.30
	Principal Window	Jul09 - Sep23	Jul09 - Jul19	Oct09 - Aug16	Feb10 - Aug14	Oct10 - Mar13
	Principal # Months	171	121	83	55	30
M-6	WAL	7.49	5.64	4.71	4.35	4.52
	Mod Durn	5.81	4.64	4.03	3.79	3.94
	Principal Window	Jul09 - Jan23	Jul09 - Dec18	Sep09 - Mar16	Dec09 - Apr14	Jun10 - Nov12
	Principal # Months	163	114	79	53	30
M-7	WAL	7.46	5.59	4.65	4.23	4.23
	Mod Durn	5.65	4.52	3.91	3.64	3.66
	Principal Window	Jul09 - May22	Jun09 - Jun18	Aug09 - Oct15	Nov09 - Dec13	Feb10 - Jul12
	Principal # Months	155	109	75	50	30
M-8	WAL	7.40	5.54	4.58	4.11	4.01
	Mod Durn	5.57	4.46	3.84	3.53	3.47
	Principal Window	Jul09 - Aug21	Jun09 - Oct17	Jul09 - Apr15	Sep09 - Jul13	Dec09 - Mar12
	Principal # Months	146	101	70	47	28
M-9	WAL	7.34	5.49	4.51	4.02	3.85
	Mod Durn	5.38	4.32	3.72	3.40	3.29
	Principal Window	Jul09 - Oct20	Jun09 - Feb17	Jul09 - Sep14	Aug09 - Jan13	Oct09 - Nov11
	Principal # Months	136	93	63	42	26

Available Funds Cap Schedule
Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)	Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)
1	5/25/2006	7.21	20.05	37	5/25/2009	9.66	10.35
2	6/25/2006	7.21	22.11	38	6/25/2009	9.68	10.56
3	7/25/2006	7.21	21.46	39	7/25/2009	9.70	10.94
4	8/25/2006	7.21	22.09	40	8/25/2009	9.69	10.93
5	9/25/2006	7.21	22.08	41	9/25/2009	9.68	10.92
6	10/25/2006	7.21	21.42	42	10/25/2009	9.67	10.90
7	11/25/2006	7.21	22.05	43	11/25/2009	9.67	10.89
8	12/25/2006	7.21	21.40	44	12/25/2009	9.66	10.91
9	1/25/2007	7.21	22.02	45	1/25/2010	9.68	10.96
10	2/25/2007	7.21	22.01	46	2/25/2010	9.67	10.94
11	3/25/2007	7.21	20.07	47	3/25/2010	9.66	10.93
12	4/25/2007	7.21	21.97	48	4/25/2010	9.65	10.91
13	5/25/2007	7.21	21.31	49	5/25/2010	9.64	10.90
14	6/25/2007	7.21	21.93	50	6/25/2010	9.63	10.91
15	7/25/2007	7.21	21.28	51	7/25/2010	9.62	10.93
16	8/25/2007	7.21	21.89	52	8/25/2010	9.61	10.91
17	9/25/2007	7.21	21.87	53	9/25/2010	9.60	10.90
18	10/25/2007	7.21	21.22	54	10/25/2010	9.59	10.88
19	11/25/2007	7.24	21.86	55	11/25/2010	9.58	10.87
20	12/25/2007	7.89	21.85	56	12/25/2010	9.59	10.88
21	1/25/2008	9.09	23.63	57	1/25/2011	9.59	10.89
22	2/25/2008	9.06	23.56	58	2/25/2011	9.58	10.87
23	3/25/2008	9.04	22.23	59	3/25/2011	9.57	10.86
24	4/25/2008	9.02	23.41	60	4/25/2011	9.56	10.84
25	5/25/2008	9.00	22.73	61	5/25/2011	9.55	10.82
26	6/25/2008	9.19	23.51	62	6/25/2011	9.55	10.82
27	7/25/2008	9.44	23.23	63	7/25/2011	9.54	10.80
28	8/25/2008	9.43	23.80	64	8/25/2011	9.52	10.78
29	9/25/2008	9.42	23.76	65	9/25/2011	9.51	10.77
30	10/25/2008	9.41	23.09	66	10/25/2011	9.50	10.75
31	11/25/2008	9.41	23.67	67	11/25/2011	9.49	10.73
32	12/25/2008	9.53	23.30	68	12/25/2011	9.48	10.72
33	1/25/2009	9.70	24.41	69	1/25/2012	9.47	10.73
34	2/25/2009	9.69	24.35	70	2/25/2012	9.46	10.71
35	3/25/2009	9.68	22.48	71	3/25/2012	9.45	10.70
36	4/25/2009	9.67	24.23	72	4/25/2012	9.44	10.68
* Assumes the One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remains constant at 4.910%, 5.221% and 5.361% respectively and run at the pricing speed to call.
** Assumes the One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR instantaneously increased to a rate of 20.00%, payments are received from the Interest Rate Swap Agreement and run at pricing speed to call.

(1) Assumes a 360-day year that consists of twelve 30-day months.

Breakeven Losses
Loss Severity	30%		40%		50%
	CDR	Collateral Loss	CDR	Collateral Loss	CDR	Collateral Loss
M-1	60.21%	22.24%	37.66%	23.19%	27.27%	23.79%
M-2	44.71%	19.13%	29.33%	19.94%	21.76%	20.45%
M-3	36.92%	17.19%	24.86%	17.91%	18.70%	18.37%
M-4	31.59%	15.66%	21.66%	16.31%	16.45%	16.71%
M-5	26.56%	14.03%	18.54%	14.60%	14.23%	14.97%
M-6	22.70%	12.63%	16.06%	13.13%	12.42%	13.45%
M-7	19.19%	11.23%	13.75%	11.66%	10.71%	11.94%
M-8	16.16%	9.89%	11.70%	10.26%	9.17%	10.50%
M-9	14.07%	8.90%	10.27%	9.23%	8.09%	9.44%
Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments

Excess Spread Table
Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Forward 1yr LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*	Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Forward 1yr LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*

1	4.910	5.221	5.361	2.69	2.69	37	5.306	5.382	5.477	4.60	4.32
2	5.083	5.290	5.375	2.02	1.84	38	5.314	5.389	5.485	4.27	3.97
3	5.181	5.324	5.386	2.18	1.92	39	5.319	5.396	5.494	4.46	4.18
4	5.260	5.342	5.388	2.01	1.66	40	5.325	5.403	5.502	4.33	4.02
5	5.277	5.344	5.381	2.01	1.65	41	5.331	5.411	5.511	4.35	4.04
6	5.280	5.340	5.373	2.18	1.82	42	5.337	5.417	5.521	4.52	4.22
7	5.297	5.333	5.365	2.01	1.62	43	5.344	5.425	5.530	4.35	4.03
8	5.291	5.319	5.354	2.18	1.81	44	5.352	5.433	5.540	4.53	4.22
9	5.283	5.306	5.344	2.01	1.64	45	5.360	5.444	5.548	4.38	4.07
10	5.276	5.290	5.334	2.01	1.64	46	5.369	5.453	5.556	4.37	4.06
11	5.259	5.275	5.327	2.51	2.20	47	5.376	5.464	5.565	4.87	4.60
12	5.237	5.264	5.322	2.00	1.68	48	5.386	5.475	5.571	4.35	4.02
13	5.220	5.254	5.318	2.17	1.87	49	5.396	5.483	5.578	4.51	4.19
14	5.209	5.247	5.316	2.00	1.70	50	5.408	5.493	5.584	4.34	4.00
15	5.198	5.241	5.316	2.16	1.89	51	5.417	5.500	5.589	4.50	4.19
16	5.188	5.240	5.317	1.99	1.72	52	5.427	5.507	5.594	4.32	3.98
17	5.184	5.239	5.320	1.99	1.72	53	5.435	5.513	5.599	4.31	3.97
18	5.180	5.239	5.325	2.16	1.90	54	5.441	5.516	5.602	4.47	4.14
19	5.177	5.242	5.329	2.02	1.76	55	5.449	5.519	5.606	4.29	3.93
20	5.179	5.245	5.335	2.83	2.57	56	5.452	5.522	5.609	4.47	4.14
21	5.184	5.250	5.343	3.85	3.58	57	5.456	5.525	5.612	4.30	3.96
22	5.186	5.255	5.351	3.82	3.56	58	5.460	5.527	5.616	4.30	3.95
23	5.189	5.260	5.360	4.13	3.88	59	5.460	5.530	5.620	4.80	4.50
24	5.194	5.269	5.369	3.77	3.50	60	5.462	5.534	5.624	4.28	3.93
25	5.197	5.275	5.379	3.92	3.65	61	5.463	5.537	5.628	4.44	4.10
26	5.205	5.284	5.388	3.94	3.66	62	5.467	5.542	5.632	4.27	3.91
27	5.213	5.294	5.398	4.36	4.10	63	5.471	5.545	5.636	4.43	4.09
28	5.221	5.305	5.407	4.18	3.91	64	5.476	5.549	5.641	4.25	3.89
29	5.231	5.318	5.416	4.17	3.90	65	5.479	5.554	5.646	4.24	3.87
30	5.238	5.329	5.425	4.33	4.06	66	5.483	5.557	5.650	4.39	4.05
31	5.247	5.339	5.433	4.17	3.88	67	5.488	5.562	5.655	4.21	3.84
32	5.263	5.349	5.442	4.46	4.19	68	5.491	5.566	5.659	4.37	4.02
33	5.281	5.358	5.450	4.46	4.19	69	5.495	5.571	5.663	4.19	3.83
34	5.293	5.364	5.457	4.45	4.17	70	5.500	5.575	5.669	4.18	3.81
35	5.297	5.370	5.465	4.95	4.70	71	5.503	5.580	5.672	4.51	4.17
36	5.301	5.377	5.471	4.43	4.15	72	5.508	5.585	5.675	4.15	3.77
(1) Does not take into consideration the net swap payments in the deal.
(2) Assumes the One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain constant at 4.910%, 5.221% and 5.361%, respectively and run at the pricing speed to call.
* Run to call.

SUMMARY OF THE MORTGAGE LOANS
Number of Mortgage Loans:	3,803	Fixed Non-Balloon Loans:	20.98%
Aggregate Principal Balance:	$743,401,087	Purpose:
Average Principal Balance:	$195,478	Purchase:	33.78%
Low Principal Balance:	$14,958	Refinance - Cashout:	62.41%
High Principal Balance:	$880,000	Refinance - Rate/Term:	3.80%
W.A. Coupon:	7.727%	Construction	0.01%
Low Coupon:	5.050%	Property Type:
High Coupon:	13.500%	Single Family Residence:	81.53%
W.A. Stated Remaining Term:	353 months	PUD:	15.09%
Low Stated Remaining Term:	168 months	2-4 Family:	3.26%
High Stated Remaining Term:	358 months	Condo:	0.10%
W.A. Seasoning:	4 months	Townhouse:	0.02%
Latest Maturity Date:	February 1, 2036	Occupancy Status:
State Concentration (>5%):		Owner-Occupied:	95.29%
California:	47.35%	Investment:	3.70%
Florida:	7.16%	Second Home:	1.01%
Nevada:	5.99%	Documentation:
Interest Only Loans (1):	29.87%	Full/Alt:	63.37%
W.A. Interest Only Period:	66 Months	Verified Income/Stated Assets:	0.04%
W.A. Original LTV:	79.99%	Stated Income/Verified Assets:	7.29%
Low LTV:	8.66%	Stated Income/Stated Assets:	28.08%
High LTV:	100.00%	No Ratio:	0.13%
W.A. CLTV:	85.91%	No Documentation:	1.09%
Low CLTV:	8.66%	Weighted Average Prepayment Penalty Term:(3)	27 months
High CLTV:	100.00%	Loans with Prepayment Penalties:	89.95%
W.A. FICO Score (2):	617	ARM Loans:
Index Type:		Weighted Average Margin:	6.443%
6 month Libor:	73.46%	Weighted Average Max. Rate:	13.813%
1 Year Libor:	3.04%	Weighted Average Min. Rate:	7.179%
Fixed:	23.50%	Weighted Average Life Cap:	6.039%
First Liens:	98.39%	Weighted Average First Periodic Cap:	3.000%
		Weighted Average Periodic Cap	1.006%
(1) For Interest Only loans
(2) For loans that were scored
(3) For loans with prepayment penalties only

Product Type of the Mortgage Loans
			% of Aggregate				Stated
	Number of	Aggregate Remaining	Remaining	Gross			Remaining	% Full/Alt
Product Type	Mortgage Loans	Principal Balance	Principal Balance	Coupon	FICO	LTV	Term	Doc
Balloon 15/30	131	$7,462,912	1.00%	10.388	649	96.80	174	47.16%
Balloon 15/30-IO	1	36,038	-	12.000	637	100.00	174	-
Balloon 30/40	23	4,565,705	0.61	7.586	630	83.71	356	93.88
Balloon 30/45	41	6,727,366	0.90	8.236	603	83.56	357	100.00
Fixed 15yr	24	2,666,366	0.36	7.161	629	65.73	175	70.25
Fixed 20yr	14	1,517,385	0.20	7.246	632	64.37	235	68.09
Fixed 30yr	816	126,449,403	17.01	7.512	629	78.09	356	81.29
Fixed 30yr - IO	111	25,300,802	3.40	6.944	649	78.97	356	85.58
ARM 6 months Adj.	1	147,706	0.02	8.100	642	80.00	357	-
ARM 6 months Adj. - IO	2	241,933	0.03	6.600	653	79.61	355	100.00
ARM 12 months Adj.	3	445,060	0.06	8.509	633	81.10	355	39.61
ARM 2yr/6mo	1,493	307,196,487	41.32	8.161	593	80.50	356	52.94
ARM 2yr/6mo - IO	629	167,798,641	22.57	7.130	640	79.72	355	60.90
ARM 2yr/6mo - 40yr Amterm	31	8,410,793	1.13	8.116	615	83.62	355	38.83
ARM 3yr/6mo	206	27,983,944	3.76	7.921	612	82.06	356	68.72
ARM 3yr/6mo - IO	109	23,049,342	3.10	7.008	639	80.42	355	80.48
ARM 3yr/6mo - 40yr Amterm	11	2,680,912	0.36	7.619	590	80.12	355	46.61
ARM 3yr/1yr - 40yr Amterm	22	4,048,554	0.54	7.796	628	78.29	356	83.46
ARM 3yr/1yr - 45yr Amterm	86	16,856,565	2.27	8.047	640	79.24	356	73.78
ARM 4yr/6mo	1	73,773	0.01	7.625	606	95.00	354	100.00
ARM 4yr/6mo - IO	4	872,550	0.12	6.782	676	79.89	355	50.15
ARM 5yr/6mo	16	2,489,005	0.33	7.714	620	79.01	355	64.13
ARM 5yr/6mo - IO	20	4,722,837	0.64	7.036	653	75.91	355	46.79
ARM 5yr/1yr - 40yr Amterm	3	941,855	0.13	7.445	650	72.83	357	100.00
ARM 5yr/1yr - 45yr Amterm	4	607,206	0.08	7.967	622	72.52	356	77.79
ARM 7yr/1yr - 45yr Amterm	1	107,948	0.01	8.500	665	87.80	357	100.00
Total:	3,803	$743,401,087	100.00%	7.727	617	79.99	353	63.37%

Lien of the Mortgage Loans
% of Aggregate							Stated
Number of		Aggregate Remaining	Remaining	Gross			Remaining	% Full/Alt
Lien	Mortgage Loans	Principal Balance	Principal Balance	Coupon	FICO	LTV	Term	Doc
1st	3,589	$731,434,409	98.39%	7.685	616	79.71	355	63.64%
2nd	214	11,966,679	1.61	10.305	652	97.05	238	46.66
Total:	3,803	$743,401,087	100.00%	7.727	617	79.99	353	63.37%

Principal Balances at Origination of the Mortgage Loans
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
0.01 - 50,000.00	138	$4,704,135	0.63%	9.797	632	92.45	275	72.62%
50,000.01 - 100,000.00	916	71,008,280	9.53	8.267	622	84.77	342	83.19
100,000.01 - 150,000.00	788	97,702,723	13.11	7.936	612	79.27	352	76.59
150,000.01 - 200,000.00	519	90,715,682	12.17	7.858	609	78.12	355	72.82
200,000.01 - 250,000.00	412	92,546,345	12.42	7.708	610	78.77	355	65.27
250,000.01 - 300,000.00	314	86,030,023	11.55	7.629	619	79.29	355	56.18
300,000.01 - 350,000.00	196	63,588,763	8.53	7.679	608	79.12	355	55.09
350,000.01 - 400,000.00	170	63,807,595	8.56	7.502	616	79.75	355	48.92
400,000.01 - 450,000.00	119	50,610,367	6.79	7.548	626	81.00	356	58.94
450,000.01 - 500,000.00	96	45,571,679	6.12	7.364	621	80.58	356	48.81
500,000.01 - 550,000.00	58	30,541,004	4.10	7.388	623	80.29	356	57.19
550,000.01 - 600,000.00	35	19,903,200	2.67	7.215	632	80.96	355	40.00
600,000.01 - 650,000.00	21	13,279,916	1.78	7.533	637	79.67	356	52.60
650,000.01 - 700,000.00	10	6,748,000	0.91	7.707	636	82.87	356	59.94
700,000.01 - 750,000.00	6	4,368,050	0.59	7.276	661	74.24	355	50.20
750,000.01 - 800,000.00	3	2,298,200	0.31	7.582	652	78.26	355	100.00
800,001.01 - 850,000.00	1	805,000	0.11	6.350	746	70.00	353	100.00
850,000.01 - 900,000.00	1	880,000	0.12	7.550	636	80.00	355	-
Total:	3,803	$745,108,962	100.00%	7.727	617	79.99	353	63.37%

Remaining Principal Balance of the Mortgage Loans
			% of Aggregate				Stated
Remaining Principal	Number of	Aggregate Remaining	Remaining	Gross			Remaining	% Full/Alt
Balance ($)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	FICO	LTV	Term	Doc
0.01 - 50,000.00	139	$ 4,733,852	0.64%	9.786	632	92.38	276	71.91%
50,000.01 - 100,000.00	916	70,813,605	9.53	8.264	622	84.73	342	83.26
100,000.01 - 150,000.00	787	97,340,339	13.09	7.937	612	79.29	352	76.56
150,000.01 - 200,000.00	519	90,515,148	12.18	7.858	609	78.12	355	72.82
200,000.01 - 250,000.00	416	93,316,124	12.55	7.704	610	78.71	355	64.84
250,000.01 - 300,000.00	311	85,170,259	11.46	7.627	619	79.37	355	56.35
300,000.01 - 350,000.00	196	63,497,321	8.54	7.686	608	79.12	355	55.05
350,000.01 - 400,000.00	169	63,310,534	8.52	7.501	616	79.75	355	49.19
400,000.01 - 450,000.00	121	51,421,757	6.92	7.543	625	81.16	356	58.78
450,000.01 - 500,000.00	95	45,089,069	6.07	7.393	621	80.32	356	49.35
500,000.01 - 550,000.00	58	30,548,127	4.11	7.353	626	80.30	356	55.47
550,000.01 - 600,000.00	34	19,318,517	2.60	7.204	631	81.13	355	41.14
600,000.01 - 650,000.00	21	13,257,100	1.78	7.533	637	79.67	356	52.60
650,000.01 - 700,000.00	10	6,738,131	0.91	7.707	636	82.87	356	59.94
700,000.01 - 750,000.00	6	4,356,658	0.59	7.276	661	74.24	355	50.20
750,000.01 - 800,000.00	4	3,094,547	0.42	7.263	677	76.12	354	100.00
850,000.01 - 900,000.00	1	880,000	0.12	7.550	636	80.00	355	-
Total:	3,803	$ 743,401,087	100.00%	7.727	617	79.99	353	63.37%

Original Terms to Maturity of the Mortgage Loans

Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
180	156	$ 10,165,316	1.37 %	9.547	644	88.66	174	53.05 %
240	14	1,517,385	0.20	7.246	632	64.37	235	68.09
360	3,633	731,718,386	98.43	7.703	617	79.90	356	63.50
Total:	**3,803**	**$ 743,401,087**	**100.00 %**	**7.727**	**617**	**79.99**	**353**	**63.37 %**

Remaining Terms to Maturity of the Mortgage Loans

Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
120 - 179	156	$ 10,165,316	1.37 %	9.547	644	88.66	174	53.05 %
180 - 239	14	1,517,385	0.20	7.246	632	64.37	235	68.09
300 - 359	3,633	731,718,386	98.43	7.703	617	79.90	356	63.50
Total:	**3,803**	**$ 743,401,087**	**100.00 %**	**7.727**	**617**	**79.99**	**353**	**63.37 %**

Original Loan-to-Value Ratio of the Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
Less than or equal to 50.00	127	$ 22,518,524	3.03 %	7.091	631	42.16	345	64.55 %
50.01 - 55.00	41	9,690,762	1.30	7.492	599	53.62	352	77.31
55.01 - 60.00	89	17,631,175	2.37	7.415	608	58.33	353	51.41
60.01 - 65.00	111	26,413,302	3.55	7.726	594	64.01	353	48.49
65.01 - 70.00	175	42,620,436	5.73	7.741	602	69.34	355	53.04
70.01 - 75.00	437	94,405,251	12.70	7.701	611	74.63	356	62.58
75.01 - 80.00	1,328	261,063,379	35.12	7.312	628	79.81	355	66.69
80.01 - 85.00	331	74,793,551	10.06	8.200	588	84.64	355	54.96
85.01 - 90.00	466	103,139,203	13.87	8.049	614	89.77	355	63.01
90.01 - 95.00	236	49,032,064	6.60	8.015	625	94.77	353	71.23
95.01 - 100.00	462	42,093,440	5.66	8.912	645	99.83	329	72.17
Total:	**3,803**	**$ 743,401,087**	**100.00 %**	**7.727**	**617**	**79.99**	**353**	**63.37 %**

Combined Original Loan-to-Value Ratio of the Mortgage Loans
Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
Less than or equal to 50.00	127	$22,518,524	3.03%	7.091	631	42.16	345	64.55%
50.01 - 55.00	40	8,920,762	1.20	7.556	598	53.50	352	75.35
55.01 - 60.00	89	17,631,175	2.37	7.415	608	58.33	353	51.41
60.01 - 65.00	110	26,031,598	3.50	7.757	592	64.04	353	47.73
65.01 - 70.00	168	40,525,581	5.45	7.740	598	69.10	354	55.37
70.01 - 75.00	230	53,710,884	7.23	8.022	581	74.44	355	54.40
75.01 - 80.00	416	91,951,575	12.37	7.646	601	79.40	355	58.31
80.01 - 85.00	321	73,818,072	9.93	8.213	587	84.43	355	55.26
85.01 - 90.00	485	110,029,464	14.80	7.990	617	88.96	355	62.07
90.01 - 95.00	272	59,776,363	8.04	7.796	631	91.59	354	71.48
95.01 - 100.00	1,545	238,487,088	32.08	7.488	644	82.80	351	71.80
Total:	3,803	$743,401,087	100.00%	7.727	617	79.99	353	63.37%

Mortgage Rate of the Mortgage Loans
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
5.000 - 5.499	18	$5,842,686	0.79%	5.308	694	68.88	342	92.11%
5.500 - 5.999	102	32,012,467	4.31	5.738	687	68.27	352	84.12
6.000 - 6.499	171	46,718,912	6.28	6.252	655	75.44	353	71.52
6.500 - 6.999	603	137,005,574	18.43	6.773	632	77.21	354	73.61
7.000 - 7.499	426	91,616,564	12.32	7.246	629	80.81	355	62.40
7.500 - 7.999	902	172,552,137	23.21	7.728	619	81.01	356	62.74
8.000 - 8.499	424	78,489,514	10.56	8.209	604	83.66	356	61.34
8.500 - 8.999	496	86,690,213	11.66	8.724	586	82.78	355	54.56
9.000 - 9.499	202	29,902,073	4.02	9.188	580	83.30	352	56.35
9.500 - 9.999	243	36,354,988	4.89	9.712	568	83.17	346	45.23
10.000 - 10.499	59	7,987,335	1.07	10.229	563	82.72	338	46.26
10.500 - 10.999	81	10,744,131	1.45	10.708	564	81.63	321	33.88
11.000 - 11.499	35	2,835,760	0.38	11.202	563	80.06	309	39.34
11.500 - 11.999	27	3,341,114	0.45	11.762	560	79.84	316	32.79
12.000 - 12.499	9	836,726	0.11	12.077	550	80.83	299	59.08
12.500 - 12.999	3	221,676	0.03	12.609	579	66.85	328	30.16
13.000 - 13.499	1	214,355	0.03	13.100	525	75.00	357	100.00
13.500 - 13.999	1	34,863	0.00	13.500	622	94.99	175	-
Total:	3,803	$743,401,087	100.00%	7.727	617	79.99	353	63.37%

FICO Score at Origination of the Mortgage Loans
			% of Aggregate Remaining Principal Balance				Stated Remaining Term
FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance		Gross Coupon				% Full/Alt Doc
					FICO	LTV
Not Available	2	$ 298,675	0.04%	8.879	0	40.55	357	-%
Less than or equal to 500	12	2,323,118	0.31	10.089	498	74.66	356	72.95
501 - 520	134	32,580,601	4.38	9.167	510	74.74	356	59.44
521 - 540	197	47,731,609	6.42	8.684	531	75.31	356	55.52
541 - 560	271	57,050,225	7.67	8.381	551	78.09	355	61.42
561 - 580	296	56,243,182	7.57	8.065	571	78.79	355	70.44
581 - 600	509	87,357,815	11.75	7.807	591	80.96	351	72.22
601 - 620	700	120,758,600	16.24	7.593	610	81.53	354	76.49
621 - 640	524	94,323,645	12.69	7.456	630	82.00	350	65.37
641 - 660	440	86,801,698	11.68	7.458	649	82.39	353	59.70
661 - 680	242	51,721,300	6.96	7.286	669	83.01	352	54.14
681 - 700	202	43,311,908	5.83	7.206	690	79.92	352	48.89
701 - 720	113	26,030,608	3.50	7.059	710	78.41	349	49.05
721 - 740	63	14,237,320	1.92	6.961	730	77.61	353	44.56
741 - 760	42	9,933,832	1.34	6.843	751	74.90	347	49.14
761 - 780	28	6,273,781	0.84	6.664	772	72.19	352	55.67
781 - 800	23	5,228,947	0.70	6.657	789	73.81	354	44.84
Greater than or equal to 801	5	1,194,224	0.16	6.347	808	61.07	354	76.24
Total:	3,803	$ 743,401,087	100.00%	7.727	617	79.99	353	63.37%

Documentation Type of the Mortgage Loans
			% of Aggregate Remaining Principal Balance				Stated Remaining Term
	Number of Mortgage Loans	Aggregate Remaining Principal Balance		Gross Coupon				% Full/Alt Doc
Documentation Type					FICO	LTV
Full/Alt	2,670	$ 471,066,594	63.37%	7.555	613	80.43	353	100.00%
Verified Income/Stated Assets	3	333,704	0.04	8.255	574	77.43	356	-
Stated Income/Verified Assets	280	54,218,128	7.29	7.902	641	81.69	346	-
Stated Income/Stated Assets	821	208,753,072	28.08	8.079	618	78.82	354	-
No Ratio	4	936,872	0.13	7.466	673	78.36	354	-
No Documentation	25	8,092,718	1.09	7.520	668	73.72	355	-
Total:	3,803	$ 743,401,087	100.00%	7.727	617	79.99	353	63.37%

Occupancy Status of the Mortgage Loans
			% of Aggregate Remaining Principal Balance				Stated Remaining Term
	Number of Mortgage Loans	Aggregate Remaining Principal Balance		Gross Coupon				% Full/Alt Doc
Occupancy Status					FICO	LTV
Owner-Occupied	3,605	$ 708,378,407	95.29%	7.718	615	79.90	353	64.02%
Investor	154	27,500,733	3.70	7.966	664	80.80	355	53.21
2nd Home	44	7,521,947	1.01	7.731	662	85.11	354	38.88
Total:	3,803	$ 743,401,087	100.00%	7.727	617	79.99	353	63.37%

Loan Purpose of the Mortgage Loans
			% of Aggregate Remaining Principal Balance				Stated Remaining Term
	Number of Mortgage Loans	Aggregate Remaining Principal Balance		Gross Coupon				% Full/Alt Doc
Loan Purpose					FICO	LTV
Purchase	1,589	$ 251,124,041	33.78%	7.609	641	82.67	351	70.18%
Refi - Rate/Term	184	28,237,025	3.80	7.551	629	81.54	350	76.43
Refi - Cash Out	2,029	463,929,962	62.41	7.802	603	78.44	354	58.88
Construction	1	110,059	0.01	7.200	561	65.00	355	100.00
Total:	3,803	$ 743,401,087	100.00%	7.727	617	79.99	353	63.37%

Property Type of the Mortgage Loans
			% of Aggregate Remaining Principal Balance				Stated Remaining Term
	Number of Mortgage Loans	Aggregate Remaining Principal Balance		Gross Coupon				% Full/Alt Doc
Property Type					FICO	LTV
Single Family	3,209	$ 606,082,813	81.53%	7.718	617	79.90	353	63.52%
PUD	486	112,173,412	15.09	7.797	612	80.76	354	63.29
2-4 Family	103	24,247,359	3.26	7.689	636	78.60	354	58.65
Condo	3	718,697	0.10	6.005	678	80.00	353	100.00
Townhouse	2	178,806	0.02	7.413	624	83.99	354	100.00
Total:	3,803	$ 743,401,087	100.00%	7.727	617	79.99	353	63.37%

Geographic Distribution of the Mortgage Loans
			% of Aggregate Remaining Principal Balance				Stated Remaining Term
	Number of Mortgage Loans	Aggregate Remaining Principal Balance		Gross Coupon
Location					FICO	LTV		% Full/Alt Doc
California	1,128	$ 351,964,263	47.35%	7.514	619	77.76	353	53.63%
Florida	309	53,210,652	7.16	8.318	594	79.55	352	48.80
Nevada	212	44,536,877	5.99	8.183	601	81.36	355	52.36
Ohio	340	36,118,426	4.86	7.929	620	87.30	354	89.93
Arizona	163	29,191,420	3.93	8.282	602	80.71	355	62.55
Washington	149	28,722,315	3.86	7.419	632	81.24	354	90.24
Oregon	134	22,264,963	3.00	7.598	627	80.05	354	85.40
Colorado	107	19,203,376	2.58	7.447	617	82.25	355	92.73
Georgia	126	17,099,243	2.30	7.905	616	83.74	355	90.69
Michigan	123	12,336,413	1.66	7.962	626	84.23	354	80.31
Texas	95	9,545,129	1.28	7.858	623	83.93	334	51.36
Virginia	39	9,185,226	1.24	7.409	623	80.42	348	47.93
Hawaii	28	8,628,239	1.16	7.534	623	71.01	356	31.16
Kentucky	90	8,428,895	1.13	7.929	622	87.55	356	98.06
New Jersey	40	7,623,110	1.03	8.118	630	80.06	348	56.24
North Carolina	56	7,369,170	0.99	7.876	629	79.04	356	93.47
Kansas	81	7,149,090	0.96	7.950	622	86.18	356	99.16
Idaho	57	7,071,800	0.95	7.566	632	80.39	356	88.80
Wisconsin	56	6,325,870	0.85	8.213	619	82.82	353	94.92
Missouri	55	5,985,397	0.81	8.280	611	85.25	354	79.28
Tennessee	63	5,876,506	0.79	8.017	610	82.98	355	92.39
New York	25	5,835,689	0.78	7.723	613	80.79	344	74.64
Maryland	25	5,229,709	0.70	6.880	626	79.48	340	66.94
Minnesota	36	4,800,621	0.65	7.412	623	82.14	349	61.24
Utah	36	4,611,226	0.62	7.324	633	81.82	355	89.86
Illinois	24	3,667,939	0.49	7.664	640	82.66	353	30.73
Indiana	29	3,232,346	0.43	8.081	620	89.07	355	88.53
Pennsylvania	24	2,632,073	0.35	8.451	634	84.57	343	80.86
Iowa	32	2,521,821	0.34	8.430	617	87.73	356	92.51
South Carolina	20	2,107,256	0.28	8.406	629	85.50	356	72.25
Oklahoma	22	1,817,701	0.24	8.146	596	82.07	351	91.04
Massachusetts	7	1,580,262	0.21	7.229	670	83.89	354	47.64
Arkansas	18	1,390,815	0.19	7.874	626	83.40	352	84.42
Nebraska	16	1,300,976	0.18	7.638	620	80.81	355	82.49
Mississippi	11	986,343	0.13	7.729	617	80.83	335	100.00
West Virginia	4	805,200	0.11	8.032	622	82.42	336	46.73
Alabama	9	710,904	0.10	8.676	580	85.61	339	100.00
New Mexico	4	500,836	0.07	8.939	598	84.30	357	18.82
Connecticut	3	436,589	0.06	8.019	645	91.17	343	34.79
New Hampshire	1	371,769	0.05	8.000	576	90.00	354	100.00
Louisiana	3	336,916	0.05	9.441	529	71.81	351	100.00
Delaware	1	335,862	0.05	7.250	527	75.00	354	100.00
Alaska	1	209,095	0.03	7.550	619	82.35	354	100.00
Rhode Island	1	142,759	0.02	6.000	647	57.54	233	-
Total:	3,803	$ 743,401,087	100.00%	7.727	617	79.99	353	63.37%

Original Prepayment Penalty Term of the Mortgage Loans
Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
No Prepayment Penalty	550	$74,710,732	10.05%	8.124	626	82.67	348	70.57%
6	72	6,760,728	0.91	7.852	621	83.13	356	94.98
12	182	40,579,653	5.46	7.881	632	81.45	353	61.29
24	1,841	417,153,581	56.11	7.828	607	80.02	354	54.62
36	1,154	203,468,849	27.37	7.344	631	78.56	353	78.05
60	4	727,545	0.10	6.703	615	74.16	355	54.95
Total:	3,803	$743,401,087	100.00%	7.727	617	79.99	353	63.37%

Margin of the Mortgage Loans - ARM Loans
Margin (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
2.500 - 2.999	5	$2,204,300	0.39%	7.263	704	78.80	354	-%
3.500 - 3.999	4	929,247	0.16	6.075	608	77.84	356	-
4.000 - 4.499	9	3,073,177	0.54	5.769	670	74.39	354	26.06
4.500 - 4.999	41	11,956,198	2.10	6.125	667	75.85	355	68.42
5.000 - 5.499	101	28,275,051	4.97	6.349	649	75.84	355	73.20
5.500 - 5.999	516	125,174,341	22.01	6.857	628	78.64	355	68.24
6.000 - 6.499	341	80,832,541	14.21	7.362	623	80.63	356	57.25
6.500 - 6.999	1,122	241,839,124	42.53	8.452	593	80.68	356	49.36
7.000 - 7.499	216	35,383,973	6.22	8.068	618	81.58	356	58.03
7.500 - 7.999	183	25,583,471	4.50	8.661	609	84.86	356	69.27
8.000 - 8.499	65	8,090,985	1.42	9.078	619	88.23	356	69.41
8.500 - 8.999	32	4,179,253	0.73	9.626	575	89.79	356	84.17
9.000 - 9.499	5	512,653	0.09	10.207	583	97.51	356	100.00
9.500 - 9.999	2	640,796	0.11	8.247	631	82.74	354	86.30
Total:	2,642	$568,675,110	100.00%	7.774	613	80.27	356	57.89

Minimum Rate of the Mortgage Loans - ARM Loans
Minimum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
2.500 - 2.999	5	$2,204,300	0.39%	7.263	704	78.80	354	-%
3.500 - 3.999	4	929,247	0.16	6.075	608	77.84	356	-
4.000 - 4.499	8	2,534,561	0.45	5.826	656	73.80	353	31.60
4.500 - 4.999	32	9,444,974	1.66	6.116	671	76.19	354	71.68
5.000 - 5.499	70	19,516,757	3.43	6.223	655	76.87	354	84.46
5.500 - 5.999	385	90,618,219	15.93	6.828	630	78.99	355	74.39
6.000 - 6.499	233	49,314,991	8.67	7.147	632	78.93	355	70.36
6.500 - 6.999	554	104,804,949	18.43	7.474	627	79.22	356	63.63
7.000 - 7.499	324	67,817,847	11.93	7.673	622	82.15	356	51.37
7.500 - 7.999	382	78,160,447	13.74	8.055	607	82.53	356	50.83
8.000 - 8.499	180	41,421,722	7.28	8.371	597	85.12	356	47.97
8.500 - 8.999	216	49,468,967	8.70	8.795	575	81.49	356	39.79
9.000 - 9.499	71	15,153,656	2.66	9.201	558	79.27	356	46.14
9.500 - 9.999	101	21,916,781	3.85	9.722	551	78.13	357	40.81
10.000 - 10.499	23	4,980,904	0.88	10.226	533	75.46	357	40.74
10.500 - 10.999	30	6,285,647	1.11	10.711	541	76.46	357	36.95
11.000 - 11.499	6	1,004,512	0.18	11.179	510	66.91	357	40.17
11.500 - 11.999	13	2,156,156	0.38	11.767	518	73.11	357	44.19
12.000 - 12.499	3	571,310	0.10	12.051	523	76.09	357	62.24
12.500 - 12.999	1	154,808	0.03	12.500	577	52.54	357	-
13.000 - 13.499	1	214,355	0.04	13.100	525	75.00	357	100.00
Total:	2,642	$568,675,110	100.00%	7.774	613	80.27	356	57.89%

Maximum Rate of the Mortgage Loans - ARM Loans
Maximum Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
11.000 - 11.499	9	$3,129,654	0.55%	5.331	670	75.94	352	85.27%
11.500 - 11.999	46	15,135,735	2.66	5.756	671	75.69	354	84.54
12.000 - 12.499	105	29,013,374	5.10	6.268	657	76.49	355	67.63
12.500 - 12.999	414	100,419,919	17.66	6.751	630	77.54	355	69.76
13.000 - 13.499	313	72,809,548	12.80	7.222	629	81.30	356	57.43
13.500 - 13.999	665	135,307,848	23.79	7.713	619	80.80	356	58.86
14.000 - 14.499	311	63,966,810	11.25	8.154	605	83.23	356	53.97
14.500 - 14.999	386	74,831,356	13.16	8.646	586	82.14	356	46.72
15.000 - 15.499	146	26,089,173	4.59	9.089	578	82.16	356	48.73
15.500 - 15.999	146	29,185,651	5.13	9.649	561	80.94	356	44.16
16.000 - 16.499	36	6,825,446	1.20	10.123	541	77.51	357	40.45
16.500 - 16.999	37	7,457,809	1.31	10.556	544	77.63	356	35.19
17.000 - 17.499	9	1,294,274	0.23	11.043	520	68.75	357	46.14
17.500 - 17.999	14	2,268,041	0.40	11.761	520	72.96	357	42.01
18.000 - 18.499	3	571,310	0.10	12.051	523	76.09	357	62.24
18.500 - 18.999	1	154,808	0.03	12.500	577	52.54	357	-
19.000 - 19.499	1	214,355	0.04	13.100	525	75.00	357	100.00
Total:	2,642	$568,675,110	100.00%	7.774	613	80.27	356	57.89%

Life Cap of the Mortgage Loans - ARM Loans
Life Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
5.000 - 5.499	4	$982,174	0.17%	7.870	623	81.02	354	30.83
5.500 - 5.999	4	1,133,898.00	0.20	9.213	557	72.55	357	30.30
6.000 - 6.499	2,524	543,223,891.00	95.52	7.786	613	80.41	356	58.83
6.500 - 6.999	6	1,719,540.00	0.30	7.835	577	75.04	354	41.60
7.000 - 7.499	103	21,246,605.00	3.74	7.390	616	77.42	355	37.01
7.500 - 7.999	1	369,000.00	0.06	7.250	561	90.00	352	100.00
Total:	2,642	$568,675,110	100.00%	7.774	613	80.27	356	57.89

First Periodic Cap of the Mortgage Loans - ARM Loans
First Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
1.000 - 1.499	1	$147,706	0.03%	8.100	642	80.00	357	-%
1.500 - 1.999	4	1,117,412	0.20	7.604	575	77.70	356	79.74
3.000 - 3.499	2,634	566,460,749	99.61	7.776	613	80.28	356	57.85
3.500 - 3.999	1	369,000	0.06	7.250	561	90.00	352	100.00
6.000 - 6.499	2	580,243	0.10	6.334	618	66.23	351	42.78
Total:	2,642	$568,675,110	100.00%	7.774	613	80.27	356	57.89%

Periodic Cap of the Mortgage Loans - ARM Loans
Periodic Cap (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
1.000 - 1.499	2,618	$562,964,379	99.00%	7.781	613	80.33	356	57.97%
1.500 - 1.999	22	5,130,488	0.90	7.123	607	75.08	355	50.61
2.000 - 2.499	2	580,243	0.10	6.334	618	66.23	351	42.78
Total:	2,642	$568,675,110	100.00%	7.774	613	80.27	356	57.89%

Next Rate Adjustment Date of the Mortgage Loans - ARM Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	LTV	Stated Remaining Term	% Full/Alt Doc
May 2006	2	$241,933	0.04%	6.600	653	79.61	355	100.00%
July 2006	1	147,706	0.03	8.100	642	80.00	357	-
October 2006	1	171,268	0.03	8.825	727	80.00	354	-
November 2006	1	97,508	0.02	9.550	551	85.00	355	-
December 2006	1	176,283	0.03	7.625	588	80.00	356	100.00
May 2007	3	715,570	0.13	5.433	656	79.66	349	100.00
June 2007	2	578,454	0.10	8.237	589	82.24	350	100.00
July 2007	5	1,761,702	0.31	6.054	616	71.49	351	49.73
August 2007	54	15,346,924	2.70	6.763	627	81.43	352	53.91
September 2007	62	14,546,945	2.56	6.877	636	79.13	353	66.14
October 2007	220	50,073,398	8.81	7.152	625	79.91	354	56.84
November 2007	476	97,764,372	17.19	7.611	615	81.22	355	62.37
December 2007	672	137,022,802	24.10	7.752	621	80.37	356	64.43
January 2008	630	157,677,341	27.73	8.359	588	79.94	357	42.18
February 2008	29	7,918,413	1.39	8.353	587	78.18	358	47.77
July 2008	1	309,977	0.05	9.500	570	90.00	351	-
August 2008	5	2,144,500	0.38	6.154	654	78.87	352	58.80
September 2008	10	2,025,805	0.36	7.121	601	81.43	353	55.78
October 2008	43	8,020,461	1.41	7.255	613	74.72	354	58.13
November 2008	96	15,594,050	2.74	7.287	627	82.64	355	86.51
December 2008	186	28,700,520	5.05	7.791	631	80.47	356	81.76
January 2009	92	17,467,480	3.07	8.127	629	81.67	357	60.00
February 2009	1	356,522	0.06	8.050	507	88.15	358	100.00
October 2009	1	73,773	0.01	7.625	606	95.00	354	100.00
November 2009	2	437,550	0.08	6.721	637	83.46	355	100.00
December 2009	2	435,000	0.08	6.844	715	76.30	356	-
August 2010	2	913,987	0.16	6.689	652	80.00	352	-
October 2010	3	377,455	0.07	7.176	626	86.78	354	100.00
November 2010	13	2,199,079	0.39	6.840	657	79.01	355	76.35
December 2010	15	2,061,122	0.36	7.574	622	79.25	356	84.75
January 2011	10	3,209,261	0.56	7.730	642	70.05	357	44.15
January 2013	1	107,948	0.02	8.500	665	87.80	357	100.00
Total:	2,642	$568,675,110	100.00%	7.774	613	80.27	356	57.89%